Exhibit 99.1

Presidio Property Trust Announces Earnings

for the Three and Nine Months Ended September 30, 2020

San Diego, California, November 5, 2020 – Presidio Property Trust, Inc. (the "Company" or Presidio, Nasdaq: SQFT) an internally managed, diversified REIT, with holdings in office, industrial, retail, and model home properties, today reported financial results for its third quarter ended September 30, 2020. All financial measures referenced herein for quarterly periods are unaudited.

"We are pleased to report our third quarter earnings as a newly-publicly traded company, listed on the Nasdaq under the symbol SQFT," said Jack Heilbron, President and Chief Executive Officer. "We believe that the diversified nature of our portfolio has helped our results during the COVID-19 pandemic, and look forward to updating shareholders, both old and new, on our continued progress," said Heilbron.

Third Quarter Highlights

•	Collected 96% of contractual base rent;

•	Reached occupancy at quarter-end of 83.8%, an increase of 1.5% from the third quarter of 2019; and

•	Executed new and renewal leases of approximately 111,000 square feet.

Three Months Ended September 30, 2020 Financial Results

Net loss attributable to the Company’s common stockholders for the three months ended September 30, 2020 was $1.7 million, or $0.20 per basic and diluted share, compared to net income of $2.5 million, or $0.29 per basic and $0.27 per diluted share for the three months ended September 30, 2019. The increase in net loss was a result of:

•	A decrease in revenues of $1.3 million and a corresponding decrease in rental operating costs of $0.40 million due to the sale of three properties since June 30, 2019;

•

A decrease in gain on sale of real estate – During the three months ended September 30, 2020, no properties were sold whereas during the three months ended September 30, 2019, the Presidio office building was sold; offset by

FFO, a non-GAAP measure, for the three month period ended September 30, 2020 increased by $62,000 to $(116,000) from $(178,000) for the three months ended September 30, 2019. A reconciliation of FFO to net loss, the most directly comparable GAAP financial measure, is attached to this press release.

Nine Months Ended September 30, 2020 Financial Results

Net loss attributable to the Company’s common stockholders for the nine months ended September 30, 2020 and 2019 was $4.8 million and $0.5 million, respectively, or $0.54 and $0.05 per basic and diluted share, respectively.

FFO, a non-GAAP measure, increased $0.7 million to $1.0 million for the nine months ended September 30, 2020 compared to $0.3 million for the nine months ended September 30, 2019. A reconciliation of FFO to net loss, the most directly comparable GAAP financial measure, is attached to this press release.

2020 Acquisitions and Dispositions

During the nine months ended September 30, 2020, the Company:

•	Acquired 25 model homes for approximately $9.0 million, using cash payments of approximately $2.7 million and taking out mortgages totaling approximately $6.3 million.

•	Disposed of 33 model homes for approximately $12.6 million and the Company recognized a gain of approximately $894,000.

•	Disposed of Centennial Tech Center, which was sold in the first quarter for approximately $15.0 million and the Company recognized a loss of approximately $913,000.

•	Disposed of Union Terrace, which was also sold in the first quarter for approximately $11.3 million and the Company recognized a gain of approximately $688,000.

Initial Public Offering

On October 6, 2020, we completed an initial public offering, or IPO, selling 500,000 shares of Series A Common Stock at $5.00 per share. Our proceeds from our IPO net of underwriting discounts and commissions were approximately $2.3 million after deducting approximately $0.2 million in underwriting discounts and before giving effect to $775,000 in other expenses relating to the IPO. We intend to use the net proceeds of this offering for general corporate and working capital purposes, including to potentially acquire additional properties and reduce outstanding indebtedness.

Reverse Stock Split

On July 29, 2020, we amended our charter to effect a one-for-two reverse stock split of every outstanding share of our Series A Common Stock.

Capital Structure

As of September 30, 2020, the Company had total principal outstanding debt of approximately $132.0 million. Approximately $126.2 million or 96% of the Company’s outstanding debt was fixed rate. The Company's total principal outstanding debt had a weighted average maturity of approximately 4.6 years and a weighted average interest rate of 4.2%.

Dividends

On November 3, 2020, our Board of Directors declared a dividend of $0.10 per share of Series A Common Stock, payable on November 30, 2020 to stockholders of record as of November 23, 2020.

Webcast

Presidio is scheduled to hold a webcast and conference call at 1:30 p.m., Pacific Time, on November 5, 2020 to discuss the Company’s financial results. To register, click on the Third Quarter 2020 Earnings Call link under the "Presentations" section of the "Investor" area of the Company's website at https://www.presidiopt.com.

About Presidio Property Trust, Inc.

The Company is an internally managed, diversified REIT (formerly named NetREIT). The Company acquires, owns and manages a geographically diversified portfolio of real estate assets including office, industrial, retail and model home residential properties leased to homebuilders located throughout the United States. As of September 30, 2020, the Company owned or had an equity interest in:

●	128 Model Homes that are owned by six affiliated limited partnerships and one wholly owned corporation;

●	Ten office buildings and one industrial property, which totals approximately 998,016 rentable square feet; and

●	Four retail shopping centers, which total approximately 131,722 rentable square feet.

The Company’s model homes, which are primarily located in Texas and Florida, are leased on a triple-net basis to homebuilders. Our office, industrial and retail properties are located primarily in Colorado, with four properties located in North Dakota and three in California. While geographical clustering of real estate enables us to reduce our operating costs through economies of scale by servicing a number of properties with less staff, it makes us susceptible to changing market conditions in these discrete geographic areas. We do not develop properties but acquire properties that are stabilized or that we anticipate will be stabilized within two or three years of acquisition.

Most of our office and retail properties are leased to a variety of tenants ranging from small businesses to large public companies, many of which are not investment grade. We have in the past entered into, and intend in the future to enter into, purchase agreements for real estate having net leases that require the tenant to pay all of the operating expense or pay increases in operating expenses over specific base years. Most of our office leases are for terms of 3 to 5 years with annual rental increases. Our model homes are typically leased back for 2 to 3 years to the homebuilder on a triple net lease. Under a triple net lease, the tenant is required to pay all operating, maintenance and insurance costs and real estate taxes with respect to the leased property.

We seek to diversify our portfolio by commercial real estate segments to reduce the adverse effect of a single under-performing segment, geographic market and/or tenant. We further supplement this at the tenant level through our credit review process, which varies by tenant class. For example, our commercial and industrial tenants tend to be corporations or individual owned businesses.  In these cases, we typically obtain financial records, including financial statements and tax returns (depending on the circumstance), and run credit reports for any prospective tenant to support our decision to enter into a rental arrangement. We also typically obtain security deposits from these commercial tenants. Our model home commercial tenants are well known homebuilders with established credit histories. These tenants are subjected to financial review and analysis prior to us entering into a sales-leaseback transaction. For more information on Presidio, please visit the Company website at http://www.presidiopt.com.

Definitions of Non-GAAP Financial Measures Used in this Press Release:

Funds from Operations (“FFO”) – The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO, a non-GAAP measure, as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

However, because FFO excludes depreciation and amortization and as well as the changes in the value of the Company’s properties that result from use or market conditions, each of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other equity REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO, a non-GAAP measure, by using FFO as defined by NAREIT and adjusting for certain other non-core items. We also exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out, changes in fair value of contingent consideration and the amortization of stock-based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Same Store Net Operating Income (“Same Store NOI”) – Same Store NOI, a non-GAAP measure, is calculated as the NOI attributable to the properties continuously owned and operated for the entirety of the reporting periods presented. The Company’s definition of Same Store NOI excludes properties that were not stabilized during both of the applicable reporting periods. These exclusions may include, but are not limited to, acquisitions, dispositions and properties undergoing repositioning or significant renovations.

The Company evaluates the performance of its same-store property operating results based upon net operating income from continuing operations, which is a non-GAAP supplemental financial measure. The Company defines NOI as operating revenues (rental income, tenant reimbursements and other operating income) less property and related expenses (property operating expenses, real estate taxes, insurance and provision for bad debt) less interest expense. NOI excludes certain items that are not considered to be controllable in connection with the management of an asset such as non-property income and expenses, depreciation and amortization, asset management fees and corporate general and administrative expenses. The Company believes that net income is the GAAP measure that is most directly comparable to NOI; however, NOI should not be considered as an alternative to net income as the primary indicator of operating performance as it excludes the items described above.

We believe Same Store NOI, a non-GAAP measure, is an important measure of comparison because it allows for comparison of operating results of stabilized properties owned and operated for the entirety of both applicable periods and therefore eliminates variations caused by acquisitions, dispositions or repositioning during such periods. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Since such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2020, and in the Company’s other documents more recently filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Contacts

Presidio Property Trust, Inc.

   Lowell Hartkorn, Investor Relations

+1-760-471-8536 x 1244

lhartkorn@presidiopt.com

TraDigital IR
Kevin McGrath
+1-646-418-7002
kevin@tradigitalir.com

MJ Clyburn
+1-917-327-6847
clyburn@tradigitalir.com

Presidio Property Trust, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2020	2019
	(Unaudited)
ASSETS
Real estate assets and lease intangibles:
Land	$24,063,107	$24,490,342
Buildings and improvements	133,689,849	133,767,144
Tenant improvements	15,095,039	14,043,829
Lease intangibles	5,321,295	5,321,295
Real estate assets and lease intangibles held for investment, cost	178,169,290	177,622,610
Accumulated depreciation and amortization	(31,769,133)	(27,970,897)
Real estate assets and lease intangibles held for investment, net	146,400,157	149,651,713
Real estate assets held for sale, net	27,551,655	50,554,907
Real estate assets, net	173,951,812	200,206,620
Cash, cash equivalents and restricted cash	10,006,026	10,391,275
Deferred leasing costs, net	1,721,939	2,053,927
Goodwill	2,423,000	2,423,000
Other assets, net	3,715,172	5,709,586
TOTAL ASSETS	$191,817,949	$220,784,408
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$107,114,310	$109,795,546
Mortgage notes payable related to properties held for sale, net	16,422,504	32,597,446
Mortgage notes payable, total net	123,536,814	142,392,992
Note payable, net	8,424,574	12,238,692
Accounts payable and accrued liabilities	5,266,774	5,673,815
Accrued real estate taxes	1,972,841	2,987,601
Lease liability, net	108,743	560,188
Below-market leases, net	187,493	309,932
Total liabilities	139,497,239	164,163,220
Commitments and contingencies (Note 9)
Equity:
Series A Common Stock, $0.01 par value, shares authorized: 100,000,000; 8,922,036 and 8,881,842 shares were both issued and outstanding at September 30, 2020 and December 31, 2019, respectively	89,220	88,818
Additional paid-in capital	153,358,708	152,129,120
Dividends and accumulated losses	(117,815,335)	(113,037,144)
Total stockholders' equity before noncontrolling interest	35,632,593	39,180,794
Noncontrolling interest	16,688,117	17,440,394
Total equity	52,320,710	56,621,188
TOTAL LIABILITIES AND EQUITY	$191,817,949	$220,784,408

Presidio Property Trust, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Rental income	$5,433,303	$6,677,145	$18,098,514	$20,371,900
Fees and other income	230,265	323,725	715,609	929,221
Total revenue	5,663,568	7,000,870	18,814,123	21,301,121
Costs and expenses:
Rental operating costs	2,108,621	2,533,064	6,489,547	7,822,616
General and administrative	1,366,380	1,451,873	3,996,696	4,632,244
Depreciation and amortization	1,626,917	1,755,253	4,823,673	5,714,446
Impairment of real estate assets	—	—	845,674	—
Total costs and expenses	5,101,918	5,740,190	16,155,590	18,169,306
Other income (expense):
Interest expense-Series B preferred stock	—	(924,538)	—	(2,200,262)
Interest expense-mortgage notes	(1,439,771)	(1,723,844)	(4,605,175)	(5,485,194)
Interest expense - note payable	(704,189)	(182,476)	(2,365,987)	(182,476)
Interest and other income (expense), net	(12,270)	9,294	(10,865)	19,227
Gain on sales of real estate, net	332,714	4,853,186	656,975	6,243,819
Income tax expense	(122,602)	(338,713)	(257,602)	(611,952)
Total other income (expense), net	(1,946,118)	1,692,909	(6,582,654)	(2,216,838)
Net (loss) income	(1,384,468)	2,953,589	(3,924,121)	914,977
Less: (Loss) income attributable to noncontrolling interests	(363,777)	(416,725)	(854,070)	(1,366,104)
Net (loss) income attributable to Presidio Property Trust, Inc. common stockholders	$(1,748,245)	$2,536,864	$(4,778,191)	$(451,127)
Basic (loss) income per common share	$(0.20)	$0.29	$(0.54)	$(0.05)
Weighted average number of common shares outstanding - basic	8,922,525	8,852,348	8,900,547	8,860,228
Diluted (loss) income per common share	$(0.20)	$0.27	$(0.54)	$(0.05)
Weighted average number of common shares outstanding - diluted	8,922,525	9,275,427	8,900,547	8,860,228

Presidio Property Trust, Inc. and Subsidiaries

Reconciliation of Net Income to FFO, Core FFO

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss	$(1,748,245)	$2,536,864	$(4,778,191)	$(451,127)
Adjustments:
Income attributable to noncontrolling interests	363,777	416,725	854,070	1,366,104
Depreciation and amortization	1,626,917	1,755,253	4,823,673	5,714,446
Amortization of above and below market leases, net	(26,182)	(33,564)	(84,427)	(97,981)
Impairment of real estate assets	-	-	845,674	-
Gain on sale of real estate assets, net	(332,714)	(4,853,186)	(656,975)	(6,243,819)
FFO	$(116,447)	$(177,908)	$1,003,824	$287,623
Restricted stock compensation	180,622	192,747	541,865	809,127
Core FFO	$64,175	$14,839	$1,545,688	$1,096,750

Presidio Property Trust, Inc. and Subsidiaries

Same Store Net Operating Income - Commercial Properties

(Unaudited)

	For the Three Months Ended September 30,		Variance		For the Nine Months Ended September 30,		Variance
	2020	2019	$	%	2020	2019	$	%
Rental revenues	$4,728,379	$4,944,888	$(216,509)	(4.4)%	$15,104,102	$14,677,827	$426,275	2.9%
Rental operating costs	2,112,951	2,165,441	(52,490)	(2.4)%	6,338,882	6,327,656	11,226	0.2%
Net operating income	$2,615,428	$2,779,447	$(164,019)	(5.9)%	$8,765,220	$8,350,171	$415,049	5.0%
Operating Ratios:
Number of same properties	15	15			15	15
Occupancy, end of period	83.8%	82.3%		1.5%	83.8%	82.3%		1.5%
Operating costs as a percentage of total revenues	44.7%	43.8%		0.9%	42.0%	43.1%		(1.1)%